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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  March 17, 1999


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


      Delaware                 1-8400                  75-1825172
(State of Incorporation) ( Commission File Number)   (IRS Employer
                                                   Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas          76155
 (Address of principal executive offices)            (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events

AMR Corporation (the "Company") is filing herewith a press release issued March 17, 1999 by the Company as Exhibit 99.1 which is included herein. This press release was issued to announce that the Company's board of directors has authorized management to repurchase up to an additional $500 million of its outstanding common stock and to report the estimated pre-tax earnings impact of the Allied Pilots Association illegal job action during the first quarter of 1999.

Item 7.   Financial Statements and Exhibits

The following exhibit is included herein:

99.1      Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  March 18, 1999

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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

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                                                Exhibit 99.1



                              Contact:  Corporate
Communications
                                        Fort Worth, Texas
                                        817-967-1577

FOR RELEASE:  Wednesday, March 17, 1999


    AMR TO INCREASE SHARE REPURCHASE PROGRAM TO $2.6 BILLION;
              ESTIMATES IMPACT OF PILOT JOB ACTION

     FORT WORTH, Texas -- AMR Corp., parent company of American Airlines Inc., today announced that the company's board of directors has authorized management to repurchase up to an additional $500 million of its common stock. The latest authorization brings the cumulative total of AMR's repurchase programs since 1997 to $2.6 billion. In addition, the company announced that it anticipates completion of the $500 million repurchase program initiated in October 1998 by the end of the first quarter 1999.
     "We remain confident in our business prospects for 1999 and beyond," said Donald J. Carty, AMR's chairman and CEO. "The latest repurchase authorization reinforces our commitment to return to shareholders capital in excess of that required for prudent growth of our core businesses. While our first quarter financial results will be adversely impacted by the recent Allied Pilots Association job action, we believe the company is well positioned for long-term success."
     AMR estimates that the illegal APA job action resulted in a pre-tax earnings impact of approximately $200 to $225 million during the first quarter 1999.
     "Our February financial results showed a greater loss of higher yield traffic than we had anticipated," said Gerard J. Arpey, AMR's senior vice president of planning and chief financial officer. "In addition to the losses associated with the canceled flights, customers were reluctant to book American for a period of time after the job action." In testimony before the U. S. District Court on Feb. 17, AMR stated that losses due to the job action could easily exceed $150 million.
                            - more -
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AMR TO INCREASE SHARE REPURCHASE PROGRAM TO
$2.6 BILLION; ESTIMATES IMPACT OF PILOT JOB ACTION
March 17, 1999
Page 2

     As a result of the job action, AMR expects to report first quarter 1999 diluted earnings per share below the current First Call consensus of $0.65 per share. The company believes that first quarter 1999 earnings will likely fall between $0.30 and $0.35 per share, excluding special items. "Unfortunately, a quarter that looked like it would come in generally in line with analyst expectations has been dramatically impacted by the job action," said Arpey.
     Separately, AMR indicated that it expects first quarter 1999 results for The SABRE Group to be consistent with the current First Call consensus.
     The discussion above includes certain forecasts that constitute forward-looking statements. These matters that deal with expectations about the future are subject to a number of factors that could cause actual results to differ materially from our expectations, including further analysis of revenue and cost data, general economic conditions, competitive factors within the airline industry that could affect the demand for air travel, changes in the Company's business strategy, and changes in commodity prices. Share repurchases, including block repurchases, are expected to be made in the open market or in private transactions, from time to time, depending on market conditions, and may be discontinued at any time.

                               ###


Current AMR Corp. news releases can be accessed via the Internet.
       The address is http://www.amrcorp.com/corpcomm.htm